UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549



Form 8-K



CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange
Act of 1934


November 6, 2003


PURE CYCLE CORPORATION
(Name of small business issuer as specified in its charter)


Commission File Number   0-8814


Delaware	                 84-0705083
(State of incorporation) (I.R.S. Employer Identification No.)


8451 Delaware Street, Thornton, CO  80260
(Address of principal executive office)         (Zip Code)


Issuer's telephone number:   (303) 292-3456



Item 5. Other Events and Regulation FD  Disclosure

PureCycle Corporation Signs $50,000,000
Water Service Contract

PureCycle Corporation (OTC BB:PCYL) announced that it has entered into a long-term Service Contract to provide water service to approximately 4,000 single family residences to be developed in the eastern Denver metropolitan area.
Subject to final governmental approvals, the development, known as Sky Ranch, is a new master planned community located in Arapahoe County, approximately 10 miles south of the Denver International Airport. It will include a mixed use development of single family and multi-family residences as well as commercial businesses. Construction is expected to begin in summer of 2004.

PureCycle will have two sources of revenues from the Sky
Ranch development. The first will be from one-time water tap fees (capital fees). This fee currently is $11,100 per single family equivalent. The second revenue source will be from water usage fees based on monthly water consumption per single family equivalent. This contract is expected to generate an estimated to $44 million from one time water tap fees and, when Sky Ranch is fully developed, more than $2 million annually from water usage sales.

In addition to the ability to provide water service to developments such as Sky Ranch, the Company also has the exclusive right, pursuant to an 85 year Service Agreement with the State of Colorado and a local municipality (The Rangeview Metropolitan District), to provide water and wastewater services to 24,000 acres of undeveloped land south of the Denver International Airport on what is known as the Lowry Range. The Colorado State Land Board, owner of the Lowry Range acreage, is presently in the process creating a comprehensive development plan for this property. Development of the Company's water resources in partnership with the Colorado State Land Board will generate millions of dollars in royalty revenues for the benefit of Colorado's kindergarten through 12th grade public school system.

Mark Harding, PureCycle's President, commented "We are extremely pleased with the Sky Ranch Service Contract. It will utilize approximately 5 percent of PureCycle's 26,000 acre feet of Denver based water reserves. As a result of the strategic acquisition of water supplies in the Denver region during the 1990's, PureCycle Corporation now has one of the largest undedicated water supplies available in the area. When fully utilized, these water resources could support in excess of 80,000 residences."

About PureCycle

PureCycle Corporation is engaged in providing water and wastewater services to customers located in the Denver metropolitan area, where its principal assets are located, and to other areas in the southwestern United States. The
Company owns or controls approximately 26,000 acre feet of water in the Denver area as well as 70,000 acre feet of Colorado River water in western Colorado.

Matters discussed in this release with respect to the Company's expectations are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions of changes after the date of this release.

For additional information, please contact Mark Harding, President, PureCycle Corporation at 303/292-3456 or write to PureCycle Corporation, 8451 Delaware Street, Thornton CO
80260.


SIGNATURES

       Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


		PURECYCLE CORPORATION
		    (Registrant)

Date:  November 6, 2003
				/s/ Mark Harding
                                    President
				   (Signature)